UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2015

Cinemark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Suite 500, Plano, Texas 75093

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972.665.1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 20, 2015, Cinemark Holdings, Inc. (the “Company”) entered into a First Amendment (the “Warner Amendment”) to Second Amended and Restated Employment Agreement with Tim Warner. Pursuant to the terms of the Warner Amendment, Mr. Warner resigned as Chief Executive Officer (“CEO”) of the Company effective August 24, 2015 and will remain as Vice Chairman and will assist the Company with the transition of the CEO position. On August 20, 2015, the Company also entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Warner, effective as of April 1, 2016. The Consulting Agreement provides for the transition of Mr. Warner’s services to a consulting role with the Company from April 1, 2016 to April 1, 2017 (the “Term”).

On August 20, 2015, the Company also entered into an employment agreement with Mark Zoradi (the “Employment Agreement”), with respect to Mr. Zoradi’s appointment as Chief Executive Officer, effective as of August 24, 2015.

Summaries of the material terms of the Warner Amendment, the Consulting Agreement and the Employment Agreement are included below under Item 5.02 and are incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

(b) On August 20, 2015, the Company entered into the Warner Amendment with Mr. Warner. Pursuant to the Warner Amendment, Mr. Warner resigned as the Company’s CEO effective August 24, 2015. The Board of Directors of the Company (the “Board”) determined that it was in the best interest of the Company and its stockholders for Mr. Warner to remain on the Board in order to provide his knowledge and experience to the Board. Accordingly, the Board waived any requirement for Mr. Warner to resign as a director upon his termination as CEO.

(c) Effective August 24, 2015, the Board appointed Mr. Zoradi as CEO of the Company. Following his appointment, Mr. Zoradi will continue to serve as a director but will no longer serve on the Audit Committee or the New Ventures Committee.

Mr. Zoradi, 61, was until January 2015, the Chief Operating Officer of Dreamworks Animation SKG, Inc., the well-known animation studio. From January 2011 until July 2014, Mr. Zoradi was the President and Chief Operating Officer of Dick Cook Studios, a new media and entertainment start up company. Prior to that, Mr. Zoradi worked at The Walt Disney Company, most recently serving as the President of Walt Disney Studios Motion Picture Group. During his 30-year tenure with Disney, Mr. Zoradi served in a variety of positions of increasing responsibility, including as the General Manager of Buena Vista Television and President of Buena Vista International with responsibility for the international theatrical and home entertainment marketing and distribution of Disney, Touchstone and Pixar films.

(e) Warner Amendment. A summary of the Warner Amendment is as follows:

Pursuant to the terms of the Warner Amendment, Mr. Warner resigned as CEO of the Company and its subsidiaries and was appointed as Vice Chairman of the Company effective as of August 24, 2015. In addition, effective as of the expiration of the term of his Second Amended and Restated Employment Agreement with the Company (the “Warner Employment Agreement”), Mr. Warner shall be deemed to have resigned the positions of Vice Chairman and as a director of the Company. Pursuant to the Warner Amendment, Mr. Warner acknowledged that the change in his title pursuant to the Warner Amendment shall not constitute “good reason” (as defined in the Warner Employment Agreement). Except as amended by the Warner Amendment, the terms of the Warner Employment Agreement remain in effect.

Consulting Agreement. A summary of the Consulting Agreement is as follows:

The Term of the Consulting Agreement is effective as of April 1, 2016 and ends April 1, 2017. Pursuant to the Consulting Agreement, Mr. Warner agreed to resign all positions as an officer and director of the Company and its subsidiaries as of April 1, 2016, and he will transition to a consultant role. Pursuant to the Consulting Agreement, Mr. Warner will be compensated in the amount of $500,000 payable in bi-weekly installments in accordance with the Company’s normal payroll practices during the Term. Mr. Warner will be entitled to continue to participate in the Company’s welfare benefit plans and insurance programs until the expiration of the

Term on the same terms as senior executives actively employed by the Company. Mr. Warner’s outstanding equity incentive awards (“Equity Awards”) under the Amended and Restated Cinemark Holdings, Inc. 2006 Long Term Incentive Plan (the “Equity Incentive Plan”) with time-based or performance-based vesting provisions shall vest in accordance with the terms of the Warner Employment Agreement.

The Consulting Agreement also contains provisions related to non-competition for the duration of the Term and provisions relating to confidentiality during the Term and thereafter to the fullest extent permitted by law.

Employment Agreement. A summary of the Employment Agreement is as follows:

The term of Mr. Zoradi’s employment with the Company will continue until August 23, 2018, which may be extended at the Company’s election for an additional one-year period upon six months prior written notice by the Company to Mr. Zoradi.

Mr. Zoradi’s base salary will be $800,000 per year, which is subject to review each year during the term by the Compensation Committee for increase (but not decrease). In addition, Mr. Zoradi will be entitled to receive an annual cash incentive bonus upon the Company meeting certain performance targets established by the Compensation Committee for the fiscal year; provided, however, that Mr. Zoradi’s target bonus shall not be less than 100% of his base salary, and his maximum target shall not be less than 150% of his base salary. Mr. Zoradi is eligible to participate in the Company’s Equity Incentive Plan. Mr. Zoradi qualifies for the Company’s 401(k) matching program and is also entitled to certain additional insurance benefits such as life and disability. Mr. Zoradi also will be entitled to receive an annual personal expense allowance in the amount of $30,000 for personal travel and living expenses.

The Employment Agreement provides for severance payments upon termination of Mr. Zoradi’s employment, the amount and nature of which depends upon the reason for termination. If Mr. Zoradi resigns for “good reason” (as defined in the Employment Agreement), is terminated by the Company without “cause” (as defined in the Employment Agreement) or upon expiration of the term of the Employment Agreement, Mr. Zoradi shall receive accrued compensation (which includes unpaid annual base salary, a pro rata annual cash incentive bonus for the fiscal year in which the termination occurs and any previously vested equity incentive awards and benefits such as retirement benefits and vacation pay, in accordance with the terms of the plan or agreement pursuant to which such equity awards or benefits were granted) through the date of termination (the “Accrued Employment Entitlements”); an amount equal to Mr. Zoradi’s annual base salary in effect as of the date of such termination payable in accordance with the Company’s normal payroll practices through the end of the term, subject to the requirements of Section 409A of the Internal Revenue Code of 1986; Mr. Zoradi and his dependents will be entitled to continue to participate in the Company’s welfare benefit plans and insurance programs for a period of twenty-four (24) months from the termination date; any outstanding equity awards with time-based vesting provisions shall become immediately vested as of the termination date and any equity awards with performance-based vesting provisions shall remain outstanding through the remainder of the applicable performance period, and if or to the extent the performance provisions are attained, shall become vested without regard to any continued employment requirement.

In the event Mr. Zoradi’s employment is terminated due to his death or “disability” (as defined in the Employment Agreement), Mr. Zoradi or his estate will receive: the Accrued Employment Entitlements; a lump sum payment equal to twelve (12) months of his annual base salary as in effect at the time of termination, provided, in the case of disability, such amount shall be offset by the amount of annual base salary paid by the Company to him or his representative following the date he was first unable to substantially perform his duties under the Employment Agreement through the date of termination; and any benefits payable to Mr. Zoradi and/or his beneficiaries in accordance with the terms of any applicable benefit plan. Mr. Zoradi (in disability) and his dependents will be entitled to continue to participate in the Company’s welfare benefit plans and insurance programs for twelve (12) months from the termination date. All outstanding equity awards shall vest in accordance with the Company’s Equity Incentive Plan.

In the event Mr. Zoradi’s employment is terminated by the Company for cause or under a voluntary termination (other than termination due to disability or good reason), Mr. Zoradi will receive accrued annual base salary through the date of termination and any previously vested rights under a stock option or similar award issued under an incentive compensation plan in accordance with the terms of such plan.

In the event Mr. Zoradi’s employment is terminated by the Company (other than for disability, death or cause) or by Mr. Zoradi for good reason within one (1) year after a “change of control” (as defined in the Employment Agreement), Mr. Zoradi shall receive his Accrued Employment Entitlements; a lump sum payment equal to two times his annual base salary as in effect at the time of termination plus an amount equal to one and one half times the most recent annual cash incentive bonus received by him for any fiscal year ended prior to the date of termination;

and he and his dependents shall be entitled to continue to participate in the Company’s welfare benefit plans and insurance programs for a period of thirty (30) months from the termination date. Any outstanding equity award granted to Mr. Zoradi shall become fully vested and/or exercisable as of the date of such termination and shall remain exercisable in accordance with the terms of the plan or agreement pursuant to which such equity awards were granted.

Unless Mr. Zoradi’s employment is terminated by the Company for cause, he will also be entitled to office space and support services for a period of not more than three (3) months following the date of any termination.

The Employment Agreement contains various covenants, including covenants related to confidentiality and non-competition (other than certain permitted activities as defined therein).

The foregoing summaries of the Warner Amendment, the Consulting Agreement and the Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the complete copies of the Warner Amendment, the Consulting Agreement and the Employment Agreement filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Company issued a press release dated August 20, 2015, announcing the appointment of Mr. Zoradi as Chief Executive Officer and the resignation of Mr. Warner. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 20, 2015, the Board adopted the Second Amendment (the “Bylaw Amendment”) to the Company’s Amended and Restated Bylaws to permit the appointment of a Vice Chairman.

The foregoing description of the Bylaw Amendment is qualified in its entirety by reference to the complete text of the Bylaw Amendment, a copy of which is attached as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Second Amendment to the Amended and Restated Bylaws of Cinemark Holdings, Inc. dated August 20, 2015.

10.1	First Amendment to Second Amended and Restated Employment Agreement, dated as of August 20, 2015, by and between Cinemark Holdings, Inc. and Tim Warner.

10.2	Consulting Agreement, dated as of August 20, 2015, by and between Cinemark Holdings, Inc. and Tim Warner.

10.3	Employment Agreement, dated as of August 20, 2015, by and between Cinemark Holdings, Inc. and Mark Zoradi.

99.1	Press Release dated August 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

Date: August 21, 2015	By:	/s/ Michael Cavalier
	Name:	Michael D. Cavalier
	Title:	Executive Vice President – General Counsel

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